CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-12257, 333-12255, 333-157786, 333-86712 and 333-52087), Form S-3MEF (No. 333-49543), Form S-3ASR (Nos. 333-203483 and 333-209475) and Form S-8 (Nos. 333-58135, 333-43047, 333-31569, 333-31571, 333-103528, 333-129615, 333-152884 and 333-209476) of Sinclair Broadcast Group, Inc. of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

 /s/ PricewaterhouseCoopers LLP
Baltimore, Maryland

February 28, 2017